UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
Majestic Star Casino Capital Corp. II
(Exact name of Registrant as Specified in its Charter)

Indiana Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 20-3879309 (IRS Employer Identification No.)
301 Fremont Street, 12th Floor

Las Vegas, Nevada 89101

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (702) 388-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2008, the Company entered into Amendment Number Eight (“Amendment Eight”) to its $80.0 million senior secured credit facility ("Senior Secured Credit Facility").  Amendment Eight was necessary as the Company was out of compliance with the minimum EBITDA (as defined in the loan and security agreement to the Senior Secured Credit Facility) covenant of $70.0 million for the twelve month period ended December 31, 2007. Amendment Eight waives the event of default that occurred as a result of being out of compliance with the minimum EBITDA covenant.  Amendment Eight modifies the definition of EBITDA, such that the Company can add back to EBITDA the $820,000 loss due to the sale and write down of obsolete slot machines recognized in the Company’s quarter ended June 30, 2007.  Amendment Eight also modifies the last twelve-months minimum EBITDA and interest coverage ratio financial covenants for the applicable fiscal quarterly period end dates starting with the last twelve-month period ended March 31, 2008.  Minimum EBITDA is now set at $58.5 million and the interest coverage ratio is set at 1.0:1.0 for each quarter end twelve month period through the maturity of Senior Secured Credit Facility.

Amendment Eight also contains a provision that allows EBITDA, for any twelve-month period ending on the last day of any fiscal quarter which ends after the date of Amendment Eight, to be increased by the aggregate amount of cash common equity contributions made by any Person (as defined in the loan and security agreement to the Senior Secured Credit Facility) who is not a Borrower or Guarantor (both as defined in the loan and security agreement to the Senior Secured Credit Facility) to the Company during such twelve-month period to the extent that such cash common equity contributions are made on terms and conditions that are satisfactory to agent bank to the Senior Secured Credit Facility, 100% of the proceeds of such cash common equity contributions are used by the Company to prepay the amounts outstanding under the Senior Secured Credit Facility during such twelve-month period and EBITDA was not increased as a result of cash common equity contributions made by any Person who is not a Borrower or Guarantor to the Company during the immediately preceding fiscal quarter of the Company; provided, however, that in no event shall the EBITDA of the Company be increased by more than $5.0 million in the aggregate on or after the date of Amendment Eight.

The foregoing description of the Amendment Eight is qualified in its entirety by reference to the full text of Amendment Eight, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
	Number	Description
	10.1	Amendment Number Eight, dated as of March 31, 2008, among The Majestic Star Casino, LLC, certain subsidiary signatories thereto, the lender signatories and Wells Fargo Foothill, Inc. as Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 4, 2008	THE MAJESTIC STAR CASINO, LLC

	By:	/s/ Jon S. Bennett Jon S. Bennett Senior Vice President, Chief Financial Officer and Treasurer
THE MAJESTIC STAR CASINO CAPITAL CORP.

	By:	/s/ Jon S. Bennett Jon S. Bennett Senior Vice President, Chief Financial Officer and Treasurer
MAJESTIC STAR CASINO CAPITAL CORP. II

	By:	/s/ Jon S. Bennett Jon S. Bennett Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Number	Description
10.1	Amendment Number Eight, dated as of March 31, 2008, among The Majestic Star Casino, LLC, certain subsidiary signatories thereto, the lender signatories and Wells Fargo Foothill, Inc. as Agent